UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Barnwell Industries, Inc.

(Name of Registrant as Specified in Its Charter)

__________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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P R E S S R E L E A S E 1100 Alakea Street, Suite 500 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

Barnwell Shareholders Adjourn 2025 Annual Meeting Due to
Ned Sherwood’s Refusal to Submit Votes Solicited from Shareholders

HONOLULU, May 30, 2025 -- Barnwell Industries, Inc. (NYSE American: BRN) (“Barnwell” or the “Company”) today announced that its 2025 Annual Meeting of Shareholders, held yesterday, Thursday, May 29, 2025, has been adjourned to Monday, June 2, 2025.

The adjournment was necessitated by the deliberate refusal of Ned Sherwood and his affiliates (collectively, the “Sherwood Group”) to vote the proxies they actively and aggressively solicited from Barnwell shareholders. Mr. Sherwood’s actions directly contradict his own public statement issued just last week, in which he asserted: “We respect and support the will of the shareholders…we will continue our solicitation on the GREEN card.” In reality, Sherwood’s failure to submit the solicited votes deliberately disenfranchised shareholders and needlessly obstructed the election of directors.

Contrary to Mr. Sherwood’s claim that he is acting in the best interests of all shareholders, his conduct has forced the Company to incur significant and unnecessary expense. Sherwood’s failure to deliver the proxies he solicited – conduct the Company believes may constitute violations of federal securities laws, including the anti-fraud provisions of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, which prohibit false or misleading statements in connection with the solicitation of proxies – prevented the Company from reaching a quorum at the Annual Meeting for the first time in its 70-year history.

Barnwell is actively consulting with legal and regulatory counsel and intends to pursue all appropriate remedies to ensure shareholders have a fair and transparent opportunity to vote at the reconvened meeting. The adjourned 2025 Annual Meeting will take place on Monday, June 2, 2025, at 9:00 a.m. HST at Suite 210, Alakea Corporate Tower, 1100 Alakea Street, Honolulu, Hawaii.

If you have any questions or to revoke a previous submitted consent, please contact our proxy solicitor: Okapi Partners at (877) 869-0171 or by email at info@okapipartners.com

Forward-Looking Statements

Certain information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current beliefs and expectations of our board and management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, include various estimates, forecasts, projections of Barnwell’s future performance and statements of Barnwell’s plans and objectives. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Any or all of the forward-looking statements may turn out to be incorrect or be affected by inaccurate assumptions Barnwell might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including our ability to defend against any potential claims by the Sherwood Group, our ability to execute on our strategy and business plan and the other risks forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s Annual Report on Form 10-K (as amended) for the fiscal year ended September 30, 2024, Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2025 and December 31, 2024 and Barnwell’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

CONTACTS:
Bruce Goldfarb / Chuck Garske
(212) 297-0720
Email: info@okapipartners.com

Kenneth S. Grossman
Vice Chairman of the Board of Directors
Email: kensgrossman@gmail.com